UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 30, 2012

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

81 Main Street, White Plains, New York (Address of Principal Executive Offices)	10601 (Zip Code)

Registrant’s telephone number, including area code: (914) 272-2700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retail Opportunity Investments Corp. (the "Company") previously announced the relocation of its corporate headquarters from White Plains, New York to San Diego, California.  The Company also previously announced that as a consequence of the relocation John B. Roche, the Company's Chief Financial Officer, has elected not to remain with the Company.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, the Company issued a press release announcing the appointment of Michael B. Haines as Executive Vice President and Chief Financial Officer, Treasurer and Secretary effective December 1, 2012. The Company and Mr. Haines entered into an employment contract (the "Employment Contract") on November 19, 2012, which provides that, effective as of the date of the departure of the Company's then existing chief financial officer, Mr. Haines will become the Company’s Executive Vice President and Chief Financial Officer, Treasurer and Secretary. The Employment Contract is for an initial term of three years, with automatic renewal for additional one-year terms unless the Company gives prior written notice of non-renewal at least six months prior to the end of the then current term. Mr. Haines is entitled to a base salary of $250,000, subject to annual review and upward adjustment, and an annual bonus between  0% and 100% of his then annual base salary, as determined by the Company’s board, in the sole discretion, based on Mr. Haines’ performance and the performance of the Company.  Mr. Haines' Employment Contract provides for the grant of 30,000 shares of restricted stock and 25,000 stock options, each vesting in equal installments on the first three anniversaries of the grant date thereof.  Mr. Haines will also be entitled to participate in all of the Company’s employee benefit plans and programs on substantially the same terms and conditions as other senior executive officers. Mr. Haines will also be entitled to (i) reimbursement for reasonable business expenses; and (ii) an automobile allowance of $750 per month.

Mr. Haines’ Employment Contract provides for severance to be paid to Mr. Haines upon termination of his employment (i) by the Company without Cause after the first year of the term of the Employment Contract, (ii) by Mr. Haines for Good Reason after the first year of the term of the Employment Contract, (iii) upon non-renewal of the employment term by the Company,  (iv) by Mr. Haines for any or no reason within the 12 month period following a Change in Control or (v) in the case of his death or disability.  Such severance payments will equal the sum of  (a) two times (one time in the case of death or disability) annual salary  and (b) two times (one time in the case of death or disability) the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to two times 50% of Mr. Haines' then annual salary).  If Mr. Haines' employment is terminated (i) by the Company without Cause during the first year of the term of the Employment Contract or (ii) by Mr. Haines for Good Reason during the first year of the term of the Employment Contract, Mr. Haines will be entitled to receive a severance  payment equal to  (1) if there has been no Change in Control, (x) one times annual salary and (y) $125,000, or (2) after a Change in Control, (x) two times annual salary and (y) $250,000.  In addition to the foregoing, in cases where a severance payment is made, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms and Mr. Haines will be entitled to a car allowance for one year.   The terms Cause, Good Reason, Disability and Change in Control are specifically defined in the Employment Contract.

Mr. Haines has also agreed that he will not, for the period commencing on the date of the Employment Contract and ending (i) one year following the date upon which Mr. Haines ceases to be an employee of the Company and its affiliates, compete with the Company, or (ii) two years following the date upon which Mr. Haines ceases to be an employee of the Company and its affiliates, (A) solicit the Company’s employees, agents or independent contractors, or (B) solicit or intentionally interfere with the Company’s customer or client relationships.  Mr. Haines' Employment Contract also contains customary provisions relating to confidentiality and non-disparagement.

The foregoing description of the Employment Contract is qualified in its entirety by reference to the text of the Employment Contract, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Haines, 51, most recently served as Chief Accounting Officer at Pacific Office Properties Trust, Inc., a publicly-traded real estate investment trust that owns and operates institutional quality office properties in Hawaii and Southern California.  From September 2009 until joining Pacific Office Properties Trust, Inc. in October 2010, Mr. Haines was Chief Accounting Officer at American Realty Advisors, an SEC-registered investment advisor and provider of real estate investment management services to institutional investors.  From January 2007 to September 2008, he was Chief Financial Officer at Hopkins Real Estate Group, a firm that specializes in retail shopping center development and re-development. Prior to January 2007, for approximately 12 years, he held various financial and accounting positions, including Vice President, Finance, at Pan Pacific Retail Properties, Inc., a real estate investment trust that specialized in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials.  Prior to joining Pan Pacific Retail Properties, Inc., Mr. Haines was Director of Internal Audit for The Hahn Company, a developer and owner of regional shopping malls throughout the United States, and a Senior Auditor at Deloitte & Touche, LLP.  Mr. Haines received a Bachelors in Business Administration from San Diego State University. Mr. Haines is a California licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Departure of Directors or Certain Officers.

As a consequence of the appointment of Mr. Haines, effective December 1, 2012,  John B. Roche will no longer serve as the Company’s Chief Financial Officer, Treasurer and Secretary.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Employment Contract, between Retail Opportunity Investments Corp. and Michael B. Haines, dated November 19, 2012.
99.1	Press release of Retail Opportunity Investments Corp. dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated:  November 30, 2012                                                 By: /s/ Stuart A. Tanz
Stuart A. Tanz
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Contract, between Retail Opportunity Investments Corp. and Michael B. Haines, dated November 19, 2012.
99.1	Press release of Retail Opportunity Investments Corp. dated November 30, 2012.